Exhibit 10.26

MAMMOTH ENERGY PARTNERS LP

FORM OF EQUITY INCENTIVE PLAN

1. Purpose of the Plan. The Mammoth Energy Partners LP 2014 Equity Incentive Plan (the “Plan”) has been adopted on             , 2014 (the “Effective Date”) by Mammoth Energy Partners GP LLC, a Delaware limited liability company, the general partner (“General Partner”) of Mammoth Energy Partners LP, a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the General Partner, the Partnership and their Affiliates by providing to Employees, Consultants and Directors who perform services for the Partnership and its subsidiaries incentive compensation awards to encourage superior performance. The Plan is also contemplated to enhance the ability of the General Partner, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

2. Definitions. For purposes of the Plan, capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

2.1 “409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the 409A Regulations, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption.

2.2 “409A Regulations” means the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.

2.3 “Administrator” means the Board or such committee as may be appointed by the Board to administer the Plan; provided, that, unless otherwise determined by the Board, the Administrator shall consist solely of two or more directors, each of whom shall be a Non-Employee Director.

2.4 “Affiliate” means any parent corporation or subsidiary corporation of the Partnership or the General Partner, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code and any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or unincorporated organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Partnership or the General Partner. For this purpose “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through ownership of voting securities, by contract or otherwise.

2.5 “Award” means any right granted under the Plan, including an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Unit Award, Substitute Award, Other Unit Based Award, Cash Award, Distribution Equivalent Right (whether granted alone or in tandem with respect to another Award other than a Restricted Unit or Unit Award) or Performance Award.

2.6 “Award Agreement” means a written or electronic agreement between the General Partner and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical.

2.7 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time, the satisfaction of performance goals, or both. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.8 “Board” means the Board of Directors of the General Partner.

2.9 “Cash Award” means an Award denominated in cash granted under Section 6.6 hereof.

2.10 “Cause” means, (a) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the General Partner or its Affiliates and such agreement or policy manual provides for a definition of Cause, as defined therein and (b) with respect to all other Participants, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the General Partner, the Partnership, or an Affiliate of either, (ii) conduct tending to bring the General Partner, the Partnership, or an Affiliate of either into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to the General Partner, the Partnership, or an Affiliate of either, or (iv) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.11 “Change of Control” means, with respect to the General Partner or the Partnership, and shall be deemed to have occurred upon, one or more of the following events, except as otherwise provided in an Award Agreement:

(a) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than members, limited partners or other owners (as applicable) of the General Partner, the Partnership, or an Affiliate of either the General Partner or the Partnership, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the voting power of the voting securities of the General Partner or the Partnership;

(b) the members or limited partners (as applicable) of the General Partner or the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the General Partner or the Partnership;

(c) the sale or other disposition by either the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate; or

(d) the General Partner or an Affiliate of the General Partner ceases to be the general partner of the Partnership.

Notwithstanding the above, with respect to a 409A Award, a “Change of Control” with respect to a Participant for purposes of triggering the exercisability, settlement, or other payment or distribution of such 409A Award shall not occur unless that Change of Control of the General Partner or the Partnership also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of 1.409A-3(i)(5) of the 409A Regulations (including without limitation 1.409A-3(i)(5)(ii)), as applied (with respect to the General Partner or the Partnership) to non-corporate entities.

2.12 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.13 “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

2.14 “Consultant” means any natural person who provides bona fide consulting or advisory services and who is compensated for such services or who provides or has provided bona fide services to the General Partner, the Partnership, or an Affiliate of either pursuant to a written agreement, so long as such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.15 “Continuous Service” means that the Participant’s service with the General Partner or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the General Partner or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, so long as there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the General Partner to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.16 “Date of Grant” means, if the key terms and conditions of the Award are communicated to the Participant within a reasonable period following the Administrator’s action, the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Units or, if a subsequent date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant will not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.

2.17 “Detrimental Activity” means: (a) violation of the terms of any agreement with the Partnership, the General Partner, or an Affiliate of either, concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (b) disclosure of confidential information to anyone outside the General Partner, without prior written authorization from the General Partner, or in conflict with the interests of the Partnership or the General Partner, whether the confidential information was acquired or disclosed by the Participant during or after employment by the General Partner; (c) failure or refusal to disclose promptly or assign to the Partnership, the General Partner, or an Affiliate of either, all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the General Partner or any Affiliate, relating in any manner to the interests of the Partnership, the General Partner, or an Affiliate of either or, the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (d) activity that is discovered to be grounds for or results in termination of the Participant’s employment for Cause; (e) any breach of a restrictive covenant contained in any employment or service agreement, Award Agreement or other agreement between the Participant and the General Partner or any Affiliate, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar conduct or act, is applicable to the Participant during or after employment by the General Partner or any Affiliate; (f) any attempt directly or indirectly to induce any Employee of the General Partner or any Affiliate to be employed or perform services or acts in conflict with the interests of the Partnership, the General Partner, or an Affiliate of either; (g) any attempt, in conflict with the interests of the Partnership, the General Partner, or an Affiliate of either, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Partnership, the General Partner, or an Affiliate of either; (h) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Partnership, the General Partner, or an Affiliate of either; or (i) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Partnership, the General Partner, or an Affiliate of either.

2.18 “Director” means a member of the Board or the board of directors of an Affiliate of the General Partner who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

2.19 “Disability” means the Participant’s inability to substantially perform his or her duties to the Company or any Affiliate by reason of a medically determinable physical or mental impairment that is expected to last for a period of six months or longer or to result in death. The Administrator will determine whether an individual has a Disability under procedures established by the Administrator. The Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.20 “Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit or Unit Award) under Section 6.7 hereof, to receive with respect to each Unit subject to the Award an amount in cash, Units and/or Phantom Units, as determined by the Administrator in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

2.21 “Effective Date” means October     , 2014, the date the Board adopted the Plan.

2.22 “Employee” means an employee of the General Partner or an Affiliate of the General Partner. An employee on leave of absence may be considered as still in the employ of the General Partner or an Affiliate of the General Partner for purposes of eligibility for participation in this Plan.

2.23 “Established Securities Market” means a national securities exchange that is registered under Section 6 of the Exchange Act; a foreign national securities exchange that is officially recognized, sanctioned, or supervised by governmental authority; and any over-the-counter market that is reflected by the existence of an interdealer quotation system.

2.24 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.25 “Exercise Price” has the meaning set forth in Section 6.2(a) of the Plan.

2.26 “Fair Market Value” means, as of any date, the value of a Unit determined using a method consistent with the definition of fair market value found in Treas. Regs. §1.409A-1(b)(5)(iv) and any regulatory interpretations promulgated thereunder and will be determined using a method that is a presumptively reasonable valuation method thereunder, as determined below.

(a) The Fair Market Value on the effective date of any final registration statement relating to the Partnership’s initial public offering (within the meaning of Section 12(f)(1)(G) of the Exchange Act) of its Units and concurrently with the execution of the underwriting agreement with respect thereto will be the initial price to the public specified in the underwriting agreement on such date.

(b) On any date on which Units are readily tradable on an Established Securities Market, if the Units are admitted to trading on an exchange or market for which closing prices are reported on any date, Fair Market Value may be determined based on the last sale before or the first sale after the Date of Grant of an Award, the closing price on the trading day before the Date of Grant of an Award or on the Date of Grant; or may be based on an average selling price during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, provided that the commitment to grant an Award based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of Awards under the same and substantially similar programs.

(c) If the Units are readily tradable on an Established Securities Market but closing prices are not reported, Fair Market Value may be determined based upon the average of the highest bid and lowest asked prices of the Units reported on the trading day before the Date of Grant of an Award or on the Date of Grant; or may be based upon an average of the highest bid and lowest asked prices during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, provided that the commitment to grant an Award based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of Awards under the same and substantially similar programs.

(d) If the Units are not readily tradable on an Established Securities Market, the Administrator will determine the Fair Market Value through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Administrator, by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations promulgated thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, an Option’s Date of Grant) and such determination will be conclusive and binding on all persons.

2.27 “General Partner” means Mammoth Energy Partners GP LLC, a Delaware limited liability company, the general partner of the Partnership.

2.28 “Insider” means an individual subject to Section 16 of the Exchange Act and includes an Officer, a Director, or any other person who is directly or indirectly the Beneficial Owner of more than 10% of any class of any equity security of the Company (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act.

2.29 “Market StandOff” has the meaning set forth in Section 9.

2.30 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.31 “Officer” means (a) before the first date on which any Security of the Company is registered under Section 12 of the Exchange Act, any person designated by the Company as an officer and (b) on and after the first date on which any Security of the Company is registered under Section 12 of the Exchange Act, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.32 “Option” means a right, granted under Section 6.2 hereof, to purchase Units at a specified price during specified time periods.

2.33 “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan and need not be identical.

2.34 “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.35 “Other Unit Based Award” means an Award granted under Section 6.6 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Units.

2.36 “Participant” means a Person who has been granted an Award under the Plan that remains outstanding, including a Person who is no longer an Employee, Consultant or Director.

2.37 “Partnership” means Mammoth Energy Partners LP, a Delaware limited partnership.

2.38 “Performance Award” means a right granted under Section 6.9 hereof to receive an Award based upon performance conditions specified by the Administrator.

2.39 “Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, governmental entity or political subdivision thereof, or any other entity, and includes a syndicate or group as such terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.40 “Phantom Unit” means a notional Unit granted under Section 6.4 hereof which upon vesting entitles the Participant to receive, at the time of settlement (which may or may not be coterminous with the vesting schedule of the Award), a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Administrator in its sole discretion.

2.41 “Plan” means this Mammoth Energy Partners LP 2014 Equity Incentive Plan.

2.42 “Restricted Period” means the period established by the Administrator with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

2.43 “Restricted Unit” means a Unit granted under Section 6.4 hereof that is subject to a Restricted Period.

2.44 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under Section 16 of the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

2.45 “SEC” means the Securities and Exchange Commission, or any successor thereto.

2.46 “Securities Act” means the Securities Act of 1933, as amended.

2.47 “Substitute Award” means an Award granted under Section 6.8 hereof in substitution for a similar award as a result of certain business transactions.

2.48 “Unit Distribution Right” or “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

2.49 “Unit” means a common unit of the Partnership and such other securities as may be substituted or resubstituted for common units pursuant to Section 7.

2.50 “Unit Appreciation Right” or “UAR” means a contingent right granted under Section 6.3 hereof that entitles the holder to receive, in cash or Units, as determined by the Administrator in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

2.51 “Unit Award” means a grant under Section 6.5 hereof of a Unit that is not subject to a Restricted Period.

3. Administration.

3.1 Administration by Board. The Plan will be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

3.2 Authority of the Administrator. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Administrator by the Plan, the Administrator shall have full power and authority to select Participants and grant Awards pursuant to the terms of the Plan, to construe and interpret the Plan, apply its provisions and promulgate, amend, and rescind rules and regulations relating to the administration of the Plan.

3.3 Specific Authority. In particular, the Administrator will have the authority to: (a) designate Employees, Consultants and Directors as Participants; (b) determine the type or types of Awards to be granted to a Participant; (c) determine the number of Units to be covered by Awards; (d) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Administrator shall determine, in its sole discretion; (e) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (f) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (g) establish, amend, suspend, or waive such rules and regulations and delegate to and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (h) authorize any person to execute, on behalf of the Partnership or the General Partner, any instrument required to carry out the purposes of the Plan; (i) subject to restrictions applicable under Section 7.1, amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price, Exercise Price, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent (for the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options or UARs, the difference between the Fair Market Value of the Common Stock subject to an Option or UAR and the Exercise Price, will not constitute an impairment of the Participant’s rights that requires consent); (k) determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods will be no shorter than the periods generally applicable to Employees under the Company’s employment policies or as required under applicable law; (l) make decisions with respect to outstanding Awards that may become necessary upon a Change of Control or an event that triggers capital adjustments; and (m) to exercise discretion to make any and all other determinations that it may determine to be necessary or advisable for administration of the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Administrator deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the General Partner, the Partnership, any Affiliate, any Participant, and any beneficiary of a Participant. The express grant of any specific power to the Administrator, and the taking of any action by the Administrator, shall not be construed as limiting the power or authority of the Administrator. Subject to the Plan and any applicable law, the Administrator, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer or other Officer of the General Partner, with respect to Awards that do not involve Insiders, provided such delegation is pursuant to a resolution that specifies the total number of Units that may be subject to Awards by such Officer and such Officer may not make an Award to himself or herself; subject to such limitations on such delegated powers and duties as the Administrator may impose, if any, and provided that the Administrator may not delegate its duties where such delegation would violate any applicable law. Upon any such delegation, all references in the Plan to the “Administrator,” other than in Section 7, shall be deemed to include the Officer. Any such delegation shall not limit the Officer’s right to receive Awards under the Plan. All decisions made by the Administrator pursuant to the provisions of the Plan will be final and binding on the Partnership, the General Partner and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.4 Limitation of Liability and Indemnification. The Administrator and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the General Partner, the Partnership or their Affiliates, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Administrator and any officer or employee of the General Partner, the Partnership or any of their Affiliates acting at the direction or on behalf of the Administrator shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination. Such indemnification rights are in addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the General

Partner shall indemnify the Administrator against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (subject, however, to the General Partner’s approval of the settlement, which approval the General Partner shall not unreasonably withhold) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in such action, suit or proceeding that the Administrator did not act in good faith, did not act in a manner that such person reasonably believed to be in the best interests of the Partnership or the General Partner, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was lawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or Committee member shall, in writing, offer the General Partner the opportunity at its own expense to handle and defend such action, suit or proceeding.

3.5 The Committee.

(a) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” will apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board or the Administrator will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, consistent with the provisions of the Plan, as the Board may adopt. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and will keep minutes of all of its meetings. Subject to the limitations prescribed by the Plan and the Board, the Committee will establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b) Committee Composition when Units are Registered. Whenever the Units are required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors. The Board will have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. If, however, the Board intends to satisfy such exemption requirements, with respect to Awards to any Officer, Director or other Insider, the Committee must at all times consist solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then Insiders. Nothing herein is intended to create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.6 Exemptions from Section 16(b) Liability. It is the intent of the General Partner that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or such other exemption.

4. Units.

4.1 Limits on Units Deliverable. Subject to adjustment as provided in Section 4.3 and Section 7, the number of Units that may be delivered with respect to Awards under the Plan will not exceed             . Units withheld from an Award or surrendered by a Participant to satisfy the Partnership’s or an Affiliate’s tax withholding obligations (including the withholding of Units with respect to Restricted Units) or to satisfy the payment of any exercise price with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash. No Award may be granted if the number of Units to be delivered in connection with such Award exceeds the number of Units remaining available under this Plan minus the number of Units issuable in settlement of or relating to then-outstanding Awards.

4.2 Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award may consist, in whole or in part, of newly issued Units, Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Administrator in its discretion.

4.3 Anti-dilution Adjustments. Notwithstanding anything contained in Section 7, with respect to any “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Partnership pursuant to the provisions of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718—Stock Compensation (“ASC 718”) if adjustments to Awards with respect to such event were discretionary, the Administrator shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which

Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under ASC 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Administrator shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Administrator makes any adjustment pursuant to the foregoing provisions of this Section 4.3, the Administrator shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4.1 and the kind of Units or other securities available for grant under the Plan.

5. Eligibility. Any Employee, Consultant or Director, in each case, who directly or indirectly provides services to the Partnership and/or its subsidiaries shall be eligible to be designated a Participant and receive an Award under the Plan. If the Units issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only “employees,” “consultants,” and “directors” of the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.

6. Awards.

6.1 General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7.1), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Administrator shall determine, including terms permitting a Participant to make elections relating to his or her Award. Subject to Section 7.1, the Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.

6.2 Options. The Administrator may grant Options to any eligible Employee, Consultant or Director. The Administrator shall have the authority to determine the number of Units to be covered by each Option, the purchase price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Administrator shall determine, that are not inconsistent with the provisions of the Plan.

(a) Exercise Price. The Exercise Price per Unit purchasable under an Option shall be determined by the Administrator at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the Date of Grant of the Option. For purposes of this Section 6.2(a), the Fair Market Value of a Unit shall be determined as of the Date of Grant.

(b) Time and Method of Exercise. The Administrator shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance conditions or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, (A) cash (including by certified check, bank draft or money order, or wire transfer of immediately available funds) at the time the Option is exercised; or (B) in the Administrator’s discretion and on such terms as the Administrator approves: (1) by delivering or constructively tendering by means of attestation whereby a Participant identifies for delivery specific duly endorsed Units having a Fair Market Value as of the date of exercise equal to the aggregate exercise price and receives a number of Units equal to the difference between the number of Units thereby purchased and the number of identified attestation Units (provided that any Units used for this purpose must have been held by the Participant for such minimum period of time, if any, as may be established from time to time by the Administrator), (2) by notice of net issue exercise including a statement directing the Partnership to issue a number of Units as to which the Option is exercised, but retain from transfer the number of Units with a Fair Market Value as of the date of exercise equal to the aggregate exercise price, in which case the Option will be surrendered and cancelled with respect to the number of Units retained by the Partnership, or (3) to the extent permissible under applicable law, through delivery of irrevocable instructions to a broker to sell a sufficient number of the Units being exercised to cover the aggregate exercise price and delivery to the General Partner on behalf of the Partnership (on the same day that the Units issuable upon exercise are delivered) of the amount of sale proceeds required to pay the aggregate exercise price; or (C) any combination of the foregoing having a Fair Market Value on the exercise date equal to the relevant exercise price.

(c) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s Continuous Service for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. Subject to Section 7.1, the Administrator may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(d) Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option will terminate. Unless otherwise provided in an Award Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, or as otherwise provided in this Plan, outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) will be forfeited and expire at the close of business on the date of such termination. If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options (whether or not vested) will be forfeited and expire as of the beginning of business on the date of such termination for Cause.

6.3 Unit Appreciation Rights. The Administrator may grant Unit Appreciation Rights to any eligible Employee, Consultant or Director. The Administrator shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether

Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Administrator shall determine, that are not inconsistent with the provisions of the Plan.

(a) Exercise Price. The Exercise Price per Unit Appreciation Right shall be determined by the Administrator at the time the Unit Appreciation Right is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the Date of Grant of the Unit Appreciation Right. For purposes of this Section 6.3(a), the Fair Market Value of a Unit shall be determined as of the Date of Grant.

(b) Time of Exercise. The Administrator shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance conditions or other events.

(c) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s Continuous Service for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. Subject to Section 7.1, the Administrator may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.

(d) Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if an UAR holder’s Continuous Service terminates (other than upon the UAR holder’s death or Disability or termination by the Company for Cause), the UAR holder may exercise his or her UAR (to the extent that the UAR holder was entitled to exercise such UAR as of the date of termination) but only within such period ending on the earlier of (a) the date three months following the termination of the UAR holder’s Continuous Service, or (b) the expiration of the term of the UAR as set forth in the Award Agreement. If, after termination, the UAR holder does not exercise his or her UAR within the time specified in the Award Agreement, the UAR will terminate. Unless otherwise provided in an Award Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, or as otherwise provided in this Plan, outstanding UARs that are not exercisable at the time an UAR holder’s Continuous Service terminates for any reason other than for Cause (including an UAR holder’s death or Disability) will be forfeited and expire at the close of business on the date of such termination. If the UAR holder’s Continuous Service terminates for Cause, all outstanding UARs (whether or not vested) will be forfeited and expire as of the beginning of business on the date of such termination for Cause.

6.4 Restricted Units and Phantom Units. The Administrator shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Administrator may establish with respect to such Awards.

(a) UDRs. To the extent provided by the Administrator, in its discretion, a grant of Restricted Units may provide that the distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Administrator may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Administrator may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders.

(b) Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s Continuous Service for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination. Subject to Section 7.1, the Administrator may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units.

(c) Lapse of Restrictions.

(i) Phantom Units. Following the vesting of and at the time of settlement specified for each Phantom Unit, subject to satisfying the tax withholding obligations of Section 8.2, the Participant shall be entitled to settlement of such Phantom Unit and shall receive one Unit or an amount in cash equal to the Fair Market Value of a Unit, as determined by the Administrator in its discretion.

(ii) Restricted Units. Upon the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8.2, the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.

6.5 Unit Awards. The Administrator shall have the authority to grant a Unit Award under the Plan to any Employee, Consultant or Director in a number determined by the Administrator in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Administrator determines to be appropriate.

6.6 Other Unit Based Awards; Cash Awards. The Administrator is authorized, subject to limitations under applicable law, to grant to Employees, Consultants and Directors such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Administrator to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Administrator, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the

General Partner or the Partnership. The Administrator shall determine the terms and conditions of such Other Unit Based Awards. Units delivered pursuant to an Other Unit Based Award in the nature of a purchase right granted under this Section 6.6 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Administrator shall determine. Cash Awards, as an element of or supplement to, or independent of any other Award under this Plan, may also be granted pursuant to this Section 6.6.

6.7 DERs. To the extent provided by the Administrator, in its discretion, an Employee, Consultant or Director may be granted a stand-alone DER or another Award (other than a Restricted Unit or Unit Award) granted to an Employee, Consultant or Director may include a tandem DER grant, in either case, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Administrator) subject to the same vesting restrictions as the tandem Award (if any), or be subject to such other provisions or restrictions as determined by the Administrator in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders.

6.8 Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition of another entity by the General Partner, the Partnership, or an Affiliate of either, including an acquisition of the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A of the Code and the 409A Regulations and other applicable laws and exchange rules.

6.9 Performance Awards. The right of an Employee, Consultant or Director to exercise or receive a grant or settlement of any Award, and the vesting or timing thereof, may be subject to such performance conditions as may be specified by the Administrator.

(a) Performance Goals Generally. The performance conditions for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Administrator in its sole discretion. The Administrator may determine that such Performance Awards shall be granted, exercised, vested, and/or settled upon achievement of any one performance condition or that two or more performance conditions must be achieved as a condition to grant, exercise, vesting and/or settlement of such Performance Awards. The Administrator may establish any such performance conditions and goals based on one or more business criteria for the General Partner and/or the Partnership, on a consolidated basis, and/or for specified Affiliates or business or geographical units of the Partnership, as determined by the Administrator in its discretion, which may include (but are not limited to) one or more of the following: (A) earnings per Unit, (B) revenues, (C) cash flow, (D) cash flow from operations, (E) cash flow return, (F) return on net assets, (G) return on assets, (H) return on investment, (I) return on capital, (J) return on equity, (K) economic value added, (L) operating margin, (M) contribution margin, (N) net income, (O) net income per Unit, (P) pretax earnings,

(Q) pretax earnings before interest, depreciation and amortization, (R) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, (S) total unitholder return, (T) debt reduction, (U) market share, (V) change in the Fair Market Value of the Units, (W) operating income, and (X) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Administrator including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants.

(b) Performance Periods. Achievement of performance conditions in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Administrator.

(c) Settlement. At the end of the applicable performance period, the Administrator shall determine the amount, if any, of the potential Performance Award that will be granted or that will become vested, exercised and/or settled. Settlement of such Performance Awards shall be in cash, Units, other Awards or other property, in the discretion of the Administrator. The Administrator may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Awards.

6.10 Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards may, in the discretion of the Administrator, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any Affiliate. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Administrator shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the General Partner, the Partnership, or any Affiliate, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered.

(b) Limits on Transfer of Awards.

(i) Except as provided in Section 6.10(b)(iii) and (iv) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(ii) Except as provided in Section 6.10(b)(iii) and (iv) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner, the Partnership or any Affiliate.

(iii) To the extent specifically provided by the Administrator with respect to an Option or Unit Appreciation Right, an Option or Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Administrator may from time to time establish.

(iv) Any Participant serving as a Designated Director of the General Partner may transfer to or the Award may require issuance of the Units underlying the vested Award to an entity, including without limitation a private equity or other investment fund that is an investor in the Partnership (an “Investor”), subject to compliance with all applicable securities laws. A “Designated Director” is a Director of the General Partner who is an employee or partner of an Investor and who is treated as serving on behalf of such Investor because the services provided to the General Partner depend upon the exercise of expertise and are similar to those that are performed for the Investor and the Investor has established a policy that provides that the Investor is entitled to the benefit of any compensation provided for services provided as a Director of any portfolio company.

(c) Term of Awards. The term of each Award shall be for such period as may be determined by the Administrator.

(d) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan, any applicable Award Agreement and applicable law, payments to be made by the General Partner, the Partnership, or any Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Administrator shall determine, including without limitation cash, Units, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Units in connection with such settlement, in the discretion of the Administrator or upon occurrence of one or more specified events (in addition to a Change of Control). Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of DERs or other amounts in respect of installment or deferred payments denominated in Units. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e) Evidencing Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Administrator in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal, state or other laws, and the Administrator may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(f) Consideration for Grants. Awards may be granted for such consideration, including services, as the Administrator shall determine.

(g) Delivery of Units or other Securities and Payment by Participant. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Administrator, the General Partner is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the General Partner.

(h) Additional Agreements. Each Employee, Consultant or Director to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of employment or service to a general release of claims and/or a noncompetition agreement in favor of the General Partner, the Partnership, and their Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Administrator.

(i) Termination of Continuous Service. Except as provided herein, the treatment of an Award upon a termination of Continuous Service shall be specified in the Award Agreement controlling such Award.

(j) Compliance with Law. Each Participant to whom an Award is granted under this Plan shall not sell or otherwise dispose of any Unit that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Units are then listed.

7. Amendment and Termination. Except to the extent prohibited by applicable law:

7.1 Amendments to the Plan and Awards. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded, the Board or the Administrator may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, the Administrator may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that (i) no change, other than pursuant to Section 7.2, 7.3, 7.4, 7.5, or 7.7 below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant; and (ii) no such waiver, amendment or alternation contemplated under this Section 7.1 shall be effective if such wavier, amendment or alternation would subject a Participant to additional taxes under Section 409A of the Code.

7.2 Subdivision or Consolidation of Units. The terms of an Award and the number of Units authorized pursuant to Section 4.1 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(a) If at any time, or from time to time, the Partnership shall subdivide as a whole (by reclassification, by a Unit split, by the issuance of a distribution on Units payable in Units, or otherwise) the number of Units then outstanding into a greater number of Units or in the event the Partnership distributes an extraordinary cash dividend, then, as appropriate, (A) the maximum number of Units available for the Plan or in connection with Awards as provided in Section 4.1 shall be increased proportionately, and the kind of Units or other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(b) If at any time, or from time to time, the Partnership shall consolidate as a whole (by reclassification, by reverse Unit split, or otherwise) the number of Units then outstanding into a lesser number of Units, then, as appropriate, (A) the maximum number of Units for the Plan or available in connection with Awards as provided in Section 4.1 shall be decreased proportionately, and the kind of Units or other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(c) Whenever the number of Units subject to outstanding Awards and the price for each Unit subject to outstanding Awards are required to be adjusted as provided in this Section 7.2, the Administrator shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the change in price and the change in the number of Units, other securities, cash, or property subject to each Award after giving effect to the adjustments. The Administrator shall promptly provide each affected Participant with such notice.

(d) Adjustments under Sections 7.2(a) and (b) shall be made by the Administrator, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

7.3 Recapitalizations. If the Partnership recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”) without a Change of Control, the number and class of Units covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of Units or other securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of Units then covered by such Award and the Unit limitation provided in Section 4.1 shall be adjusted in a manner consistent with the recapitalization.

7.4 Additional Issuances. Except as expressly provided herein, the issuance by the General Partner or Partnership of units of any class or securities convertible into units of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of units or obligations of the General Partner or the Partnership convertible into such units or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted or the purchase price per Unit, if applicable.

7.5 Change of Control. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, upon a Change of Control, the Administrator, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specified date, before or after such Change of Control, specified by the Administrator, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate; (iii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the General Partner or the Partnership by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Administrator, in which event the Administrator shall thereupon cancel such Awards (with respect to all shares subject to such awards) and pay to each holder an amount of cash per Unit equal to the amount calculated in Section 7.6 (the “Change of Control Price”) less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Unit Appreciation Right exceeds the Change of Control Price, no consideration will be paid with respect to that Award; (iv) cancel Awards that remain subject to a Restricted Period as of the date of a Change of Control without payment of any consideration to the Participant for such Awards; or (v) make such adjustments to Awards then outstanding as the Administrator deems appropriate to reflect such Change of Control (including, but not limited to, the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof); provided, however, that the Administrator may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

7.6 Change of Control Price. The “Change of Control Price” shall equal the amount determined in clause (a), (b), (c), (d) or (e), whichever is applicable, as follows: (a) the per Unit price offered to unitholders in any merger or consolidation, (b) the per Unit value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the General Partner or the Partnership, as applicable, has received the consideration paid for the assets in the case of a sale of the assets, (c) the amount distributed per Unit in a dissolution transaction, (d) the price per Unit offered to unitholders in any tender offer or exchange offer whereby a Change of Control takes place, or (e) if such Change of Control occurs other than pursuant to a transaction described in clauses (a), (b), (c), or (d) of this Section 7.6, the Fair Market Value per Unit of the Units that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Administrator as of the date determined by the Administrator to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to unitholders of the Partnership in any transaction described in this Section 7.6 or Section 7.5 consists of anything other than cash, the Administrator shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

7.7 Impact of Events on Awards Generally. In the event of changes in the outstanding Units by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Administrator at its discretion, which adjustment may, in the Administrator’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of Units or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof or the cancellation of unvested Awards with or without consideration. In the event of any such change in the outstanding Units, the aggregate number of Units available under this Plan may be appropriately adjusted by the Administrator, whose determination shall be conclusive.

8. General Provisions.

8.1 No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

8.2 Tax Withholding. Unless other arrangements have been made that are acceptable to the General Partner or an Affiliate, the Partnership, the General Partner or an Affiliate is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the General Partner or Affiliate to satisfy its withholding obligations for the payment of such taxes; provided, that if such tax obligations are satisfied through the withholding of Units that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of Units by the Participant to the Partnership or Affiliate), the number of Units that may be so withheld (or surrendered) shall be limited to the number of Units that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the applicable minimum statutory withholding rates for U.S. federal, state and/or local tax purposes, including payroll taxes, as determined by the General Partner or an Affiliate. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding may be effected by withholding, selling or receiving Units or other property and making cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Administrator (which for these purposes shall be comprised of two or more Non-Employee Directors or the full Board and which such discretion may not be delegated to Officers).

8.3 No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to continue to be employed, to continue providing consulting services, or to remain on the Board, as applicable. Furthermore, the General Partner or an Affiliate may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

8.4 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

8.5 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

8.6 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the General Partner or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the General Partner or such Affiliate.

8.7 No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

8.8 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

8.9 Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Administrator, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Administrator may select, and the General Partner shall be relieved of any further liability for payment of such amounts.

8.10 Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the General Partner, the Partnership, and any Affiliate regarding the sharing of costs between those entities.

8.11 Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

8.12 Compliance with Section 409A. It is the general intention, but not the obligation, of the Administrator to design Awards to comply with or to be exempt from Section 409A of the Code and the 409A Regulations, and Awards should be interpreted accordingly. In no event will any action taken by the Administrator pursuant to Section 7 hereof result in the creation of nonconforming nonqualified deferred compensation within the meaning of Section 409A of the Code or the 409A Regulations or in the imposition of additional taxes on Participants under Section 409A of the Code. The applicable provisions of Section 409A of the Code and the 409A Regulations are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

8.13 Specified Employee under Section 409A of the Code. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code and the 409A Regulations) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under Section 409A of the Code and the 409A Regulations), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

8.14 No Guarantee of Tax Consequences. The Administrator will attempt to structure Awards with terms and conditions and to exercise its powers and authority under the Plan in a manner that will not result in adverse tax consequences to Participants under any applicable laws; however, none of the Board, the Administrator, the Partnership nor the General Partner or any Affiliate thereof makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant.

8.15 Clawback. This Plan is subject to any written clawback policies the General Partner or the Partnership, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Partnership’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the General Partner or the Partnership determines should apply to this Plan.

9. Market Standoff. In connection with any underwritten public offering by the Partnership of its equity securities, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Units without the prior written consent of the Partnership or its underwriters, for the period from and after the effective date of the registration statement as may be requested by the Partnership or the underwriters (the “Market Standoff”). In order to enforce the Market Standoff, the Partnership may impose stop-transfer instructions with respect to the Units acquired under the Plan until the end of the applicable standoff period. If there is any change in the number of outstanding Units by reason of any adjustment described in Section 4.3, then any new, substituted or additional securities that are by reason of the adjustment distributed with respect to any Units subject to the Market Standoff or into which the Units thereby become convertible, will immediately be subject to the Market Standoff.

10. Term of the Plan. The Plan shall be effective on the Effective Date and shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been delivered to Participants, or (iii) the day immediately preceding the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.

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[Signature appears on following page]

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the General Partner has caused this Agreement to be executed by its duly authorized agent effective as of the Effective Date first written above.

MAMMOTH ENERGY PARTNERS LP

By: MAMMOTH ENERGY PARTNERS GP LLC, its General Partner

By:

Name:

Dated:	Title: